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EXHIBIT NO. 5.1
                           RONALD N. VANCE, P.C.
                              ATTORNEY AT LAW
                             57 West 200 South
                                 Suite 310
                         Salt Lake City, UT  84101

                             December 15, 2000

Kip Eardley, President
Holmes Microsystems, Inc.
5814 South 900 East
Salt Lake City, UT 84117

     Re: Holmes Microsystems, Inc.; Registration Statement on Form S-8

Dear Mr. Eardley:

     I have been retained by Holmes Microsystems, Inc. (the "Company") in connection with the registration statement (the "Registration Statement") on Form S-8 to be filed by the Company with the Securities and Exchange Commission relating to the securities of the Company. You have requested that I render my opinion as to whether or not the securities proposed to be issued on the terms set forth in the Registration Statement will be validly issued, fully paid, and nonassessable.

     In connection with this request, I have examined the following:

          1. Articles of Incorporation of the Company, and amendments thereto;
          2.   Bylaws of the Company;
          3. Unanimous consent resolutions of the Company's board of directors;
          4.   The Registration Statement; and
          5.   The Company's 2000 Stock Option/Stock Bonus Plan.

     I have examined such other corporate records and documents and have made such other examinations as I have deemed relevant.

     Based on the above examination, I am of the opinion that the securities of the Company to be issued pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, fully paid, and nonassessable under corporate laws of the state of Texas.

     Further, I consent to my name being included in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.


                                   Sincerely,

                                   /s/ Ronald N. Vance



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